Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporate by reference in this Registration Statement of New Century Logistics (BVI) Limited and Subsidiaries (the “Company”) on Form F-1 MEF of our report dated April 15, 2024, relating to our audits of the consolidated financial statements of the Company as of and for the years ended September 30, 2023 and 2022, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado
December 17, 2024

999 18th Street, Suite 3000, Denver, CO, 80202 USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us